UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2016

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646-839-8800

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 10, 2016, Vantiv, LLC (“Vantiv”) and Grand Card LLC (“Grand Card”), a wholly-owned subsidiary of Grandparents.com, Inc., entered into a fourth amendment (the “Amendment”) to that certain master services agreement, as amended, between Vantiv and Grand Card dated November 17, 2014, pursuant to which Grand Card committed to purchasing an allotment of cards from Vantiv, which remaining balance of such allotment was to be ordered by March 31, 2016. Pursuant to the Amendment, Vantiv and Grand Card have agreed, among other things, (i) to extend the time period during 2016 in which the purchases for the initial allotment must be completed, (ii) for Grand Card to purchase an additional 100,000 cards from Vantiv and (iii) to extend the contract for an additional two (2) years to November 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2016	GRANDPARENTS.COM, INC.

	By:	/s/ Steve Leber
Steve Leber
Chairman & Chief Executive Officer